UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 13, 2022

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ  85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Dear Shareholders,

I am pleased to announce that our annual shareholder meeting is scheduled for March 25th, 2022. The company will be issuing its proxy statement in the coming days, and we look forward to having you join us for this year's meeting!

I am also pleased to announce that Alpine 4 has been invited to attend the Context Summit Conference in Miami, Florida, from January 23rd through the 26th.   Alpine 4 looks forward to showcasing our newly acquired company, ElecJet, and its revolutionary battery technologies at the event.  https://contextsummits.com

We, as a company, have so many things to share with shareholders for 2022 and beyond. While I would love to share these things with you now, I am going to save them for my 2022 CEO letter, which will come out the first week of February.

This next paragraph is dedicated to our long-term shareholders and valued stakeholders. Please try to ignore the drama on social media platforms. They are a horrible place to seek investment advice, as many commentators on those sites have an agenda, and those agendas, generally, do not benefit you or the company. Alpine 4 has had considerable accomplishments in the past eight years since its founding, as we strive to create positive change in the world we live in. Unfortunately, the market we operate in i.e., the stock market, doesn't always reflect those accomplishments. As shareholders, we are all in this together. Our current stock price affects the founders of this company as much as anyone else, as we are the largest shareholders, and all classes of Alpine 4 stock hold the same value. As fellow shareholders, we understand the short-term pain felt in the market though we stay focused on our long-term goals.

Our 2021 accomplishments are clearly visible, and we are as enthusiastic about the company's future as we have ever been.   While each shareholder has their own investment risk appetite, I would be remiss if I didn't offer the following: The company is now projecting revenue in excess of $100 million for 2022 without any additional acquisitions. In addition, we are making advancements on many fronts ranging from high-tech graphene-enhanced lithium batteries to advancements in commercial UAVs with Vayu's G1 and the ongoing development of the US-2, which we are eager to share with you at the appropriate time.

In closing, I look forward to seeing all of you at our virtual shareholder event, and let's have a great 2022!

Best regards,

Kent Wilson

CEO/President/Founder

Alpine 4 Executive Team

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

 Date: January 13th 2022